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                                                                  EXHIBIT 4.1(a)

                   CONSENT, LIMITED WAIVER AND AMENDMENT NO. 1
                          TO REVOLVING CREDIT AGREEMENT

          This CONSENT, LIMITED WAIVER AND AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT (this "CONSENT AND AMENDMENT") is dated as of February 15, 2002, by and among (a) FRIENDLY ICE CREAM CORPORATION, a Massachusetts corporation (the "BORROWER"), (b) the undersigned Lenders and (c) FLEET NATIONAL BANK, as administrative agent for the Lenders a party to the Revolving Credit Agreement (as hereinafter defined) (in such capacity, the "ADMINISTRATIVE AGENT"). Capitalized terms used and not otherwise defined in this Consent and Amendment shall have the meanings assigned to such terms in the Revolving Credit Agreement.

          WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Revolving Credit Agreement, dated as of December 17, 2001 (as heretofore amended or otherwise amended, modified, or amended and restated and in effect immediately prior to the date hereof, the "REVOLVING CREDIT AGREEMENT"; the Revolving Credit Agreement as amended by this Consent and Amendment, the "AMENDED REVOLVING CREDIT AGREEMENT");

          WHEREAS, the Borrower has requested that the Lenders (i) amend
Schedule 1(e) of the Revolving Credit Agreement so as to remove Property I, Property II and Property III (each as hereinafter defined) from such Schedule,
(ii) amend Schedule 1(d) of the Revolving Credit Agreement so as to include Property I, Property II and Property III, (iii) consent to the release of any security interest the Lenders may have in and to Property I, Property II and Property III, and (iv) amend Section 8.19 of the Revolving Credit Agreement; and

          WHEREAS, pursuant to the terms, subject to the conditions and in reliance on the representations and warranties contained in this Amendment, the undersigned Lenders and the Administrative Agent are prepared to (i) amend
Schedule 1(e) of the Revolving Credit Agreement so as to remove Property I, Property II and Property III from such Schedule, (ii) amend Schedule 1(d) of the Revolving Credit Agreement so as to include Property I, Property II and Property III, and (iii) consent to the release of any security interest the Lenders may have in and to Property I, Property II, and Property III and, (iv) amend Section
8.19 of the Revolving Credit Agreement as specifically set forth herein;

          NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Consent and Amendment, the Borrower, the Administrative Agent and the undersigned Lenders hereby agree as follows.

          SECTION 1. AMENDMENT OF CREDIT AGREEMENT.

          1.1. Schedule 1(e) of the Revolving Credit Agreement shall be amended by deleting all references to (i) site number 278 located at 54-56 Main Street in Florence, Massachusetts ("PROPERTY I"); (ii) site number 165 located at 455 Russell Street in Hadley, Massachusetts ("PROPERTY II"); and (iii) site number 1253 located at Route 6 and Commerce Street in Dickson City, Pennsylvania ("PROPERTY III").

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          1.2. Schedule 1(d) of the Revolving Credit Agreement shall be amended by adding to such Schedule Property I, Property II and Property III.

          1.3. Section 8.19 of the Revolving Credit Agreement shall be amended by deleting the phrase "60 days subsequent to the Closing Date," in its entirety. Notwithstanding the foregoing, the Borrower hereby acknowledges and agrees that it shall use its best reasonable efforts to comply with the requirements of such Section 8.19 to obtain the Mortgages in form and substance satisfactory to the Administrative Agent as soon as practicable with respect to all locations set forth on Schedule 8.19 of the Revolving Credit Agreement.

          SECTION 2. CONSENT. The Lenders hereby consent to the release, and agree to instruct the Administrative Agent to so release any security interest, lien or other claim the Lenders may have to or in each of Property I, Property II and Property III, in each case promptly upon notice from the Borrower to the Administrative Agent of the sale, disposition or other transfer thereof.

          SECTION 3. LIMITED WAIVER. The Lenders hereby waive the post closing requirements contained in paragraphs 5 and 6 of that certain letter from the Borrower to the Administrative Agent, dated as of December 19, 2001, and attached hereto as Exhibit A.

          SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Administrative Agent and each Lender, on and as of the date hereof, as follows:

          (a) This Consent and Amendment has been duly executed and delivered by the Borrower. The execution and delivery by the Borrower of this Consent and Amendment and the performance by the Borrower of this Consent and Amendment and the Revolving Credit Agreement have been duly authorized by proper corporate or other proceedings by the Borrower, and this Consent and Amendment and the Amended Revolving Credit Agreement constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with the terms hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and general principles of equity and except to the extent that availability of the remedy of specific performance or injunction relief is subject to the discretion of the court before which any proceeding therefor may be brought.

          (b) No Default or Event of Default exists on the date hereof and after giving effect to the amendment effected by SECTION 1 hereof, the consent described in SECTION 2 hereof and the limited waiver described in SECTION 3 hereof.

          SECTION 5. EFFECTIVENESS. This Consent and Amendment shall become effective as of the date hereof only upon the Administrative Agent's receipt of duly executed counterpart signature pages to this Consent and Amendment from each of the Borrower and the Lenders.

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          SECTION 6. APPLICABLE LAW. THIS CONSENT AND AMENDMENT SHALL BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

          SECTION 7. EXPENSES. The Borrower shall pay, in accordance with
Section 16.2 of the Revolving Credit Agreement, all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this Consent and Amendment, including, but not limited to, the fees and disbursements of Bingham McCutchen LLP.

          SECTION 8. MISCELLANEOUS.

          8.1. From and after the date hereof, this Consent and Amendment shall be deemed a Loan Document for all purposes of the Revolving Credit Agreement and the other Loan Documents and each reference to Loan Documents in the Revolving Credit Agreement and the other Loan Documents shall be deemed to include this Consent and Amendment. This Consent and Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Consent and Amendment.

          8.2. Except as expressly provided herein, (a) this Consent and Amendment shall not limit the rights of or otherwise adversely affect the Lenders under the Revolving Credit Agreement or any other Loan Document, and (b) the Lenders reserve the right to insist on strict compliance with the terms of the Revolving Credit Agreement and the other Loan Documents, and the Borrower expressly acknowledges such reservation of rights. The grant of the consent and waiver herein will not, either alone or taken with other waivers of provisions of the Revolving Credit Agreement or any other Loan Document or consents with respect thereto, be deemed to create or be evidence of a course of conduct. Any future or additional waiver of any provision of the Revolving Credit Agreement, or of any other Loan Document to which the Lenders are a party or have consented, or consent with respect thereto shall be effective only if set forth in a writing separate and distinct from this Consent and Amendment and duly executed by such parties as are required by Section 16.12 of the Revolving Credit Agreement.

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          IN WITNESS WHEREOF, each of the undersigned has caused this Consent and Amendment to be executed and delivered as an agreement as of the date first written above.

                                    FRIENDLY ICE CREAM CORPORATION


                                    By:
                                        ------------------------------------
                                        Name:
                                        Title:


                                    FLEET NATIONAL BANK,
                                      individually and as Administrative Agent and as Lender


                                    By:
                                        ------------------------------------
                                        Name: Lori H. Jou
                                        Title: Vice President


                                    CITIZENS BANK,
                                      individually and as Lender


                                    By:
                                        ------------------------------------
                                        Name:
                                        Title:


                                    BANKNORTH, N.A.,
                                      individually and as Lender


                                    By:
                                        ------------------------------------
                                        Name:
                                        Title:

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                                    EXHIBIT A